Exhibit 5.1

[Letterhead of Richards, Layton & Finger, P.A.]

November 13, 2006

CharterMac

625 Madison Avenue

New York, NY 10022

Re:	CharterMac

Ladies and Gentlemen:

We have acted as special Delaware counsel for CharterMac, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)           The Certificate of Trust of Trust, dated as of August 12, 1996, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 12, 1996, as amended by the Certificate of Amendment thereto, dated as of April 30, 1997, as filed in the office of the Secretary of State on April 30, 1997, as amended by the Certificate of Amendment thereto, dated March 13, 2001, as filed in the office of the Secretary of State on March 30, 2001;

(b)           The Restated Certificate of Trust of Trust, dated as of February 26, 2002, as filed in the office of the Secretary of State on February 26, 2002, as amended by the Certificate of Amendment thereto, dated as of November 17, 2003, as filed in the office of the Secretary of State on November 17, 2003 (as so amended, the "Certificate");

(c)           The Trust Agreement of Trust, dated as of August 12, 1996 (the "Original Trust Agreement"), between Related Capital Company ("RCC Partnership"), as depositor, and the trustee of the Trust named therein;

(d)           Amendment No. 1 to the Original Trust Agreement, dated as of April 30, 1997, between RCC Partnership, as depositor, and the trustee of the Trust named therein;

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November 13, 2006

(f)            The Amended and Restated Trust Agreement of the Trust, dated September 30, 1997, among the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, and acknowledged and consented to by RCC Partnership, as amended by Amendment No. 1 thereto, dated as of May 8, 2000, including the Certificate of Designation attached thereto as Appendix A, as further amended by Amendment No. 2 thereto, dated as of December 11, 2000, including the Amended and Restated Certificate of Designation attached thereto as Appendix A, as further amended by Amendment No. 3 thereto, dated as of June 13, 2002, including the Certificate of Designation attached thereto as Appendix B, and as further amended by the Amendment No. 4 thereto, dated as of November 17, 2003;

(g)           The Second Amended and Restated Trust Agreement of the Trust, dated as of November 17, 2003, as amended by Amendment No. 1 thereto, dated as of September 20, 2005, as further amended by Amendment No. 2 thereto, dated as of November 30, 2005, and as further amended by Amendment No. 3 thereto, dated as of June 13, 2006 (as so amended, the "Trust Agreement");

(h)	The Bylaws of the Trust;

(i)             The Amended and Restated Bylaws of the Trust, as amended by Amendment No. 1 thereto and Amendment No. 2 thereto;

(j)	The Second Amended and Restated Bylaws of the Trust;
(k)	The Third Amended and Restated Bylaws of the Trust;

(l)             The Fourth Amended and Restated Bylaws of the Trust, as amended by Amendment No. 1 thereto (as so amended, the "Bylaws");

(m)          A Secretary's Certificate, dated as of August 15, 2006, attaching the Resolutions of the Board of Trustees of the Trust (the " Resolutions");

(n)           The Exchange Rights Agreement, dated as of August 15, 2006 (the "ERA"), among ARCap Investors, L.L.C., CM ARCap Investors LLC, the SCI Members (as defined therein) and the Trust;

(o)           The Registration Statement on Form S-3 (the "Registration Statement"), including a prospectus ("Prospectus"), relating to the Common Shares of the Trust held by the Selling Securityholders (as defined in the Prospectus) (each, a "Common Share" and collectively, the "Common Shares"), as proposed to be filed by the Trust with the Securities and Exchange Commission on or about November 13, 2006; and

(p)           A Certificate of Good Standing for the Trust, dated November 13, 2006, obtained from the Secretary of State.

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November 13, 2006

Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (p) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (p) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Bylaws constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement, the Certificate, the Bylaws and the Resolutions are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of each natural person who is a signatory to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by the Selling Securityholders of a certificate evidencing ownership of such Common Share and the payment for the Common Share acquired by it, in accordance with the Trust Agreement and the ERA, and (vii) that the Common Shares have been issued and sold to the Selling Securityholders in accordance with the Trust Agreement and the ERA. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to

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November 13, 2006

the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.             The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

2.             The Common Shares represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable preferred undivided beneficial interests in the assets of the Trust.

3.             The Selling Securityholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Selling Securityholders may be obligated to make payments as set forth in the Trust Agreement.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

     Richards, Layton & Finger, P.A.

BJK/BGK